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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 18, 1996, which appears on page 33 of Union Planters Corporation's 1995 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Memphis, Tennessee
September 12, 1996